                                                                   EXHIBIT 3.(i)

                                                                   OCT 22 1997

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

No. C5916-89

/s/ DEAN HELLER
Dean Heller, Secretary of State

           THIS FORM SHOULD ACCOMPANY RESTATED ARTICLES (PURSUANT TO
            NR. 78.403(B)) OF INCORPORATION FOR A NEVADA CORPORATION

 1.  Name of corporation: G.P. PROPERTIES, INC.

 2.  Date of adoption of Amended and Restated Articles: October 20, 1997

 3.  If the articles were amended, please indicate what changes have been made:

     (a)  Was there a name change? NO
     (b) Did you change the resident agent? YES If yes, please indicate the new resident agent and address.

                                 Carrie Thomas
                               7555 La Madre Way
                            Las Vegas, Nevada 89129

     Please attach change the resident agent acceptance certificate.
     (c) Did you change the purpose? NO Did you add Banking? NO Gaming? NO Insurance? NO None of these? X

     (d) Did you change the capital stock? YES If yes, what is the new capital stock?

          25,000,000 of Common Class A Stock with a Par Value of $.001

     (c)  Did you change the directors?  YES  If yes, indicate the change:
          All directors were changed. New directors are: Marcella V. Parr, Renee Folks and Carrie Thomas

     (f)  Did you add the directors liability? NO

     (g)  Did you change the period of existence? NO

     (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?

          All articles of the Corporation are Restated.



/s/ MARCELLA V. PARR                                 10/20/97
---------------------------                        ------------
Marcella V. Parr/President                              Date



State of Nevada )
                )ss.
County of Clark )

     On Oct. 20th, 1997, personally appeared before me, a Notary Public, Marcella V. Parr, who acknowledge that he/she executed the above instrument.


(SEAL)
NOTARY PUBLIC
STATE OF NEVADA                     /s/ DON W. PARR
County of Clark                     -----------------
DON W. PARR                           Notary Public


Appt. No. 95-0674-1
My Appointment Expires Oct. 13, 1999

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             G.P. PROPERTIES, INC.



     On the 20th day October, 1997, pursuant to the Nevada Revised Statutes
78.320 and other applicable Nevada revised Statutes, a Special Meeting of Shareholders representing a majority of the holders was called. Whereas, there being shares valid issued and outstanding and entitled to vote, with a total voting power of 2,500,000 shares, shareholders voted either by proxy or in person 2,500,000 shares FOR, representing 100% being a majority and 0 shares AGAINST, to RESTATE THE ARTICLES OF INCORPORATION OF G.P. PROPERTIES, INC.

     Therefore, the Corporation does by these presents Restate its Articles of Incorporation as follows:

     FIRST:    Name

     The name of the corporation is G.P. PROPERTIES, INC. (the "Corporation")

     SECOND:   Registered Office and Agent.

     The address of the registered office of the Corporation in the State of Nevada is 7555 La Madre Way, Las Vegas, NV, 89129, in the City of Las Vegas, County of Clark. The name and address of the Corporation's registered agent in the State of Nevada is Carrie Thurman said address, until such time as another agent is duly authorized and appointed by the Corporation.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the laws of Nevada, including, but not limited to the following:

               (a) The Corporation may at any time exercise such rights, privileges and powers, which is not inconsistent with the purposes and objectives for which this Corporation is organized.

               (b) The Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs completed up according to law;

               (c) The Corporation shall have power to sue and be sued in any court of law or equity;

               (d)  The Corporation shall have power to make contracts;

     (e) The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

     (f) The Corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall require and allow them suitable compensation;

     (g) The Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders;

     (h) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

     (i) The Corporation shall have the power to adopt and use a common seal or stamp, or not use such seal or stamp and if one is used to alter the same. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

     (j) The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secure by mortgage, pledge or otherwise, or unsecured, for money borrowed or in payment for property purchased, or acquired or for another lawful object;

     (k) The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations of the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

     (l) The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefore its capital, capital surplus, surplus of other property or fund;

     (m) The Corporation shall have the power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and any foreign country;

     (n) The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation, or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purpose set forth in the articles of incorporation of the Corporation, or any amendment thereof;

     (o) The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes;

     (p) The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.

     FOURTH: Capital Stock

1. CLASSES AND NUMBER OF SHARES: The total number of shares of all classes of stock, which the Corporation shall have authority to issue is Twenty Five Million (25,000,000), consisting of Twenty Five Million (25,000,000) shares of Common Stock, par value of $0.001 per share (the "Common Stock").

2.   POWERS AND RIGHTS OF COMMON STOCK:

     (a) PREEMPTIVE RIGHT. No Shareholders of the Corporation holding common stock shall have any Preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

     (b) VOTING RIGHTS AND POWERS. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his name.

     (c)  DIVIDENDS AND DISTRIBUTIONS:

          (i) CASH DIVIDENDS. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore;

         (ii) OTHER DIVIDENDS AND DISTRIBUTIONS. The Board of Directors may issue shares of the Common Stock in the form of a distribution or pursuant to a stock dividend or split up of the shares of the Common Stock;

        (iii) OTHER RIGHTS. Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

     3. PREFERRED STOCK. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such Board.

     4. ISSUANCE OF THE COMMON STOCK AND THE PREFERRED STOCK. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively "securities"). The securities must be issued for such consideration, including cash, property, or services, as the Board of Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

     5. CUMULATIVE VOTING. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

     FIFTH: Adoption of Bylaws.

     In the furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").

SIXTH: Shareholder Amendment of Bylaws.

Notwithstanding Article Fifth hereof, the Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

SEVENTH: Board of Directors.

The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a Bylaw or amendment thereto, providing that the number of directors shall not be reduced to less than one (1) and no more than (9). The directors holding office at the time of the filing of these Articles of Incorporation shall continue as directors until the next annual meeting and/or until their successors are duly chosen.

EIGHTH: Term of Board of Directors.

Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders of the Corporation ( the "Annual Meeting") following the Annual Meeting at which such director was elected. All directors, shall have equal standing. Notwithstanding the foregoing provisions of the Article Eighth each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors elected pursuant to
Section 4 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstance, which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other Revisions as are specified in the resolution of the Board of Directors establishing such class or series.

NINTH: Vacancies on Board of Directors.

Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly Created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

TENTH: Removal of Directors.

Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, provided, however, that where such removal is approved by a majority of the Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director shall be required for approval of such removal. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

ELEVENTH: Stockholder Action.

Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and these Article's have been satisfied.

TWELFTH: Special Stockholder Meeting.

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

THIRTEENTH: Location of Stockholder Meetings.

Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws provide. The books of the Corporation may be kept (subject to any provision of the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

FOURTEENTH: Private Property of Stockholders.

The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the corporation's debts.

FIFTEENTH: Stockholder Appraisal Rights in Business Combinations.

To the maximum extent permissible under the Nevada Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any Business Combination involving the corporation and any stockholder (or any affiliate or associate of any stockholder), which requires the affirmative vote of the Corporation's stockholders.

SIXTEENTH: Other Amendments.

The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein are granted subject to this reservation.

SEVENTEENTH: Term of Existence.

The Corporation is to have perpetual existence.

EIGHTEENTH: Liability of Directors.

No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

NINETEENTH: Name and Address of Incorporators.

     The name and address of the incorporators of the Corporation are:

     E. Bernard, 2533 N. Carson Street, Carson City, Nevada 89706.


     I, Marcella V. Parr, President of G.P. PROPERTIES, INC., do hereby swear and affirm that the Restated Articles of incorporation as contained herein are true and correct as adopted by a majority of shareholders on October 20, 1997. Dated this 20th day of October, 1997.


                                        BY: /s/ MARCELLA V. PARR
                                            ---------------------------
                                            Marcella V. Parr, PRESIDENT


STATE OF NEVADA     SS.

COUNTY OF CLARK

     The undersigned Notary Public certified, deposes and states that Marcella
V. Parr personally appeared before me and executed the foregoing on behalf of the Corporation as its President, this 20th day of October 1997.


(SEAL)                                            /s/ DON W. PARR
                                  ----------------------------------------------
[NOTARY PUBLIC SEAL]              Notary Public in and for said County and State

         FILED                                       FILING FEE: $75.00   K.K.
  IN THE OFFICE OF THE                               DONALD C. MOORE
SECRETARY OF STATE OF THE                            11414 N.W. 16TH AVENUE
     STATE OF NEVADA                                 VANCOUVER, WASHINGTON 98685
       JUL 06 1989
[ILLEGIBLE]  SECRETARY OF STATE
/s/ [SIG]
No. 5916-89
    ---------------------------


                          ARTICLES OF INCORPORATION OF

                             G.P. PROPERTIES, INC.

                                ARTICLE I. NAME

The name of the corporation shall be:

                             G.P. PROPERTIES, INC.

                          ARTICLE II. PRINCIPAL OFFICE

The principal office and principal place of business of the corporation shall be located in the State of Nevada, County of Carson City, City of Carson City at the following address:

                              4263 Pheasant Drive
                           Carson City, Nevada 89701

                        ARTICLE III. NATURE OF BUSINESS

The nature of the business shall be to engage in any lawful activities under the laws of the State of Nevada.

                              ARTICLE IV. DURATION

The duration of the corporation's life shall be perpetual.

                                ARTICLE V. STOCK

The total authorized capital stock of the corporation shall be One Million (1,000,000) shares of Common Stock. $0.001 par value, which may fall into up to Seven (7) classes.

                         ARTICLE VI. BOARD OF DIRECTORS

The Governing Board of the corporation shall be denominated the "Board of Directors" thereof, and shall initially be composed of the following individual(s), whom shall be denominated a "Director or Directors" of the corporation, residing at the address listed herein:

Eugene P. Bernard        2430 S.W. Winchester Ave., Portland, Or. 97225
Clarice H. Bernard       (same)
Donald Siviski           RR-4, Box 1748, Wiscasset, Me. 04578
Deborah J. Siviski       (same)

                     ARTICLE VII. POWERS OF GOVERNING BOARD



The Governing Board of the corporation is specifically granted by these Articles of incorporation all powers permitted to be vested in the Governing Board of the corporation by the provisions of Nevada Revised Statutes 78-195, including, but not limited to, the powers to fix and determine and designations, rights (with respect to voting, redemption, sale, or otherwise), or other variations of each class or series within each class of stock issued by the corporation; to issue rights, options, or warrants to purchase shares of any class or series within any class of the capital stock of the corporation at any time under any terms and conditions deemed proper by said Governing Board; to fix dividends and to determine their proper distribution (and order of distribution) among the holders of the various classes of capital stock of the corporation; to require the redemption of fractional shares of stock of any class or series and to issue payment in cash for such fractional shares of stock of any class, or to permit a holder of a fractional share to retain such interest; to permit conversion of any class or series of stock into stock of any other class or series, with any consideration deemed to be appropriate or with no consideration at all; to make any share belonging to a Special or Preferred class or series of stock subject to redemption at such times and prices, or issued in such series with such designations, preferences, and relative, participating, optional, or other special rights, or qualifications, limitations, or restrictions thereof, as shall be determined by the Governing Board; to change the par value of the shares of any class or series, so long as the change is accompanied by the filing of appropriate amendments with Nevada and Carson City County authorities; to change the form of Common stock voting for the Government Board from non-cumulative, which shall be the form of voting at the outset, to cumulative; to exchange shares of any class or series at any time for the shares, assets, or business or any other corporation, or for the assets or business of any private company however organized; to authorize and issue dividends at any time in any form, including, but not limited to, warrants, options, or rights to purchase shares of any class or series of stock as authorized by the Governing Board, cash, shares of any class or series, or ownership (however denominated); in any company or corporation "spun-off" by this corporation without regard to its business purpose; to authorize acquisition of or merger with any business or company, however organized, on any terms determined to be prudent by the Governing Board; or, within the limitations or State and Federal law, to permit or restrict the free-tradeability of the shares of any class or series of shares at the time of the issuance thereof.

               ARTICLE  VIII. NON-ASSESSABILITY FOR
                              CORPORATION DEBTS

After the amount of the subscription, price, the purchase price, or the par value of the stock of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.

               ARTICLE   IX.  INCORPORATOR AND
                              REGISTERED AGENT

The name and address of the incorporator and registered agent of this corporation is as follows:

                                             4263 Pheasant Drive
          Carma Carlson                      Carson City, Nevada
                                             89701

               ARTICLE   X.   CORPORATE POWERS

The corporation wishes to assert all possible powers exercisable by it as a corporation or as an individual under the laws of the State of Nevada, including, but not limited to, any powers to create, define, limit, or regulate in any permitted area; any powers to own, trademark, patent, or govern its own business products or affairs; any powers to act in any business name under which it may legally operate; and any powers to accrue automatically such additional or new powers as may be prescribed by any Federal or State statute which may be enacted now or in the future.

               ARTICLE   XI.  LIABILITY OF DIRECTORS

As fully as possible under the laws of the State of Nevada as they now exist and as they may from time to time by revised, the corporation intends that its Directors be protected from legal action by stockholders or other persons (natural or otherwise) on account of service as Directors of the corporation. A Director shall not be liable for damages for actions of the corporation to stockholders or to any other person (natural or otherwise) unless such director engaged in personal fraud affecting such action or actions of the corporation

IN WITNESS WHEREOF, the incorporator hereof does set their hand and seal this 23rd day of June, 1989.



/s/ CARMA CARLSON
------------------
  Carma Carlson


STATE OF NEVADA     )
                    )ss.
COUNTY OF CARSON    )
  CITY              )

On this 23rd day of June, 1989, before me, the undersigned Notary Public, personally appeared Carma Carlson to be known to be the individual described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.



(NOTARY SEAL)                    /s/ CEIL CARLSON
                                 -------------------
                                 NOTARY PUBLIC


                                                        RECEIVED
                                               --------------------------
                                               (SECRETARY OF STATE)